UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2018

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     Retirement of Directors

On May 23, 2018, Richard R. Current and James C. Orchard retired from the Board of Directors of Spartan Motors, Inc. (the “Company”) at the expiration of their terms. The Company’s Board of Directors elected to decrease the membership of the Board to seven members, effective with the close of the Company’s annual meeting of shareholders on May 23, 2018.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 23, 2018, the Company held its 2018 Annual Meeting of Shareholders, at which meeting 29,642,367 of the 35,089,684 shares outstanding and entitled to vote as of the March 26, 2018 record date were present and voted in person or by proxy. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in detail in the Company's Proxy Statement dated as of, and filed with the Securities and Exchange Commission, on April 12, 2018. Each of proposals 1, 2, and 3 were approved by the Company’s shareholders. The voting results are as follows:

Proposal 1, Election to the Company’s Board of Directors for a three year term expiring at the Annual Meeting of Shareholders to be held in 2021:

Nominee	For	Withheld	Broker Non- Votes
Daryl M. Adams	22,545,885	1,003,548	6,092,934
Thomas R. Clevinger	22,787,781	761,652	6,092,934

Proposal 2, Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain
29,155,327	408,421	78,619

Proposal 3, Advisory vote on the Company’s executive compensation:

For	Against	Abstain	Broker Non- Votes
22,410,363	745,103	393,967	6,092,934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: May 24, 2018	/s/ Thomas T. Kivell
By: Thomas T. Kivell Its: Vice President, Secretary and General Counsel

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